EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 27, 2005 on the financial statements of Triangle Petroleum Corporation that are included in the Form 10-KSB, which is included by reference in the Company’s Registration Statement on Form S-8 for the registration of its common stock issuable pursuant to the 2005 Incentive Stock Plan.

/s/ “Manning Elliott”

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

October 12, 2005